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                                                                   EXHIBIT 5.1

June 25, 1998

BioShield Technologies, Inc.
Suite B-109
4405 International Boulevard
Norcross, Georgia 30083

Gentlemen:

     At your request, we have examined the Registration Statement on FormSB-2 under the Securities Act of 1933, as amended (the "Securities Act"), byBioShield Technologies, Inc., a Georgia corporation (the "Company"), with
the Securities  and  Exchange   Commission  on  June  23,  1998  (the
"Registration Statement"), relating to the registration under the Securities Act of 750,000 Units, consisting of common stock, no par value, and warrants.

     As counsel to the Company, we have examined such corporate records, documents, instruments, certificates of public officials and of the Company and such questions of law as we have deemed necessary for the purpose of rendering the opinions set forth herein. In our examination of such materials, we have assumed the genuineness of all signatures and the authenticity of all agreements, documents, signatures, and instruments submitted to us as originals and the conformity with the originals of all agreements, instruments, documents, and certificates submitted to us as copies.

     We are of the opinion that (a) the securities to be offered and sold pursuant to the Registration Statement have been duly authorized and, when issued and sold by the Company in the manner described in the Registration statement and in accordance with the resolutions adopted by the Board of Directors of the Company, will be legally issued, fully paid, and non-assessable, and (b) the shares of stock that may be sold by the selling shareholders pursuant to the over-allotment option are legally and validly issued, fully paid, and non-assessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us in the Registration Statement and any amendment thereto. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules of the Securities and Exchange Commission thereunder.

                         Very truly yours,

                      /s/ SIMS MOSS KLINE & DAVIS LLP